                                                                     EXHIBIT 3.2

                                    BYLAWS

                                      OF

                                ARCH COAL, INC.

                                    BYLAWS

                                      of

                                ARCH COAL, INC.


                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----

ARTICLE I - MEETINGS OF STOCKHOLDERS...................................1
------------------------------------
Section 1.   Annual Meeting............................................1
---------    --------------
Section 2.   Special Meeting...........................................1
---------    ---------------
Section 3.   Notice of Meetings........................................1
---------    ------------------
Section 4.   Quorum....................................................2
---------    ------
Section 5.   Conduct of Business.......................................2
---------    -------------------
Section 6.   Proxies and Voting........................................2
---------    ------------------
Section 7.   Waiver of Notice..........................................3
---------    ----------------
Section 8.   Adjournments..............................................3
---------    ------------
Section 9.   Record Date...............................................3
---------    -----------
Section 10.  Inspectors of Election....................................4
----------   ----------------------
Section 11.  List of Stockholders Entitled to Vote.....................5
----------   -------------------------------------
Section 12.  Advisory Stockholder Votes................................5
----------   --------------------------
ARTICLE II - BOARD OF DIRECTORS........................................6
--------------------------------
Section 1.   Power of the Directors....................................6
---------    ----------------------
Section 2.   Number and Term of Office; Election.......................6
---------    -----------------------------------
Section 3.   Notice of Stockholder Business and Nominations............7
---------    ----------------------------------------------
Section 4.   Election..................................................9
---------    --------
Section 5.   Vacancies.................................................9
---------    ---------

Section 6.  Resignation................................................9
---------   -----------
Section 7.  Removal...................................................10
---------   -------
Section 8.  Regular Meetings..........................................10
---------   ----------------
Section 9.  Special Meetings..........................................10
---------   ----------------
Section 10. Notice of Meeting.........................................10
----------  -----------------
Section 11. Quorum....................................................10
----------  ------
Section 12. Manner of Acting..........................................10
----------  ----------------
Section 13. Participation in Meetings by Conference Telephone.........11
----------  -------------------------------------------------
Section 14. Action by Consent.........................................12
----------  -----------------
Section 15. Organization..............................................12
----------  ------------
Section 16. Executive Committee.......................................12
----------  -------------------
Section 17. Audit Committee...........................................12
----------  ---------------
Section 18. Other Committees..........................................13
----------  ----------------
Section 19. Waiver of Notices.........................................13
----------  -----------------
Section 20. Compensation of Directors.................................13
----------  -------------------------
ARTICLE III - OFFICERS................................................14
----------------------
Section 1.  Election and Appointment; Term of Office..................14
---------   ----------------------------------------
Section 2.  Resignation; Removal; Vacancies...........................14
---------   -------------------------------
Section 3.  Duties and Functions......................................14
---------   --------------------
ARTICLE IV - NOTES, LOAN AGREEMENTS, CHECKS, BANK ACCOUNTS, ETC. .....16
---------------------------------------------------------------
Section 1.  Execution of Documents....................................16
---------   ----------------------
Section 2.  Deposits..................................................17
---------   --------
ARTICLE V - INDEMNIFICATION...........................................17
---------------------------
Section 1.  Indemnification of Directors and Officers.................17
---------   -----------------------------------------
Section 2.  Right to Indemnification..................................18
---------   ------------------------
Section 3.  Expenses..................................................18
---------   --------
Section 4.  Other Rights..............................................18
---------   ------------

ARTICLE VI - SHARES AND THEIR TRANSFER................................19
--------------------------------------
Section 1.  Certificates for Shares...................................19
---------   -----------------------
Section 2.  Transfer..................................................19
---------   --------
Section 3.  Record....................................................20
---------   ------
ARTICLE VII - THIRD PARTIES...........................................20
---------------------------
ARTICLE VIII - SEAL...................................................20
-------------------
ARTICLE IX - FISCAL YEAR..............................................20
-------------------------
ARTICLE X - AMENDMENTS................................................20
-----------------------
ARTICLE XI - NOTICES..................................................20
---------------------
ARTICLE XII - COMPUTATION OF TIME PERIODS.............................21
------------------------------------------

                                    BYLAWS

                                      of

                                ARCH COAL, INC.

                                    *******

                     ARTICLE I - MEETINGS OF STOCKHOLDERS
                     ------------------------------------

     Section 1.  Annual Meeting.
     ---------   --------------

     The annual meeting of the stockholders of the Corporation shall be held at such date, time and place as shall be designated by the Board of Directors and stated in the notice of the meeting.

     Section 2.  Special Meeting.
     ---------   ---------------

     Special meetings of the stockholders may be called at any time by any two or more members of the Board of Directors to be held at such date, time and place within the United States as shall be designated in the notice thereof.

     Section 3.  Notice of Meetings.
     ---------   ------------------

     Written notice of the place, date and time of each meeting of the stockholders shall be given in the manner provided in Article XII, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of Delaware). The notice of any special meeting shall state the purpose or purposes for which the special meeting is called and shall indicate that such notice is being issued upon the request of the person or persons calling the meeting.

     Upon the written request of the person or persons calling any special meeting, notice of such meeting shall be given by the Secretary of the Corporation on behalf of such person or persons. Every request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

     If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

     Section 4.  Quorum.
     ---------   ------

     Subject to the requirements of applicable law, the Restated Certificate of Incorporation, as amended from time to time (hereafter the Certificate of Incorporation), and these Bylaws in respect of the vote required for a specified action, at any meeting of the stockholders, the holders of a majority of the outstanding shares of stock entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business.

     Notwithstanding the foregoing, if a quorum shall fail to attend any meeting, the presiding person of the meeting or the holders of a majority of the stock, present in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5.  Conduct of Business.
     ---------   -------------------

     The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.  Proxies and Voting.
---------   ------------------

     Except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws, (i) each stockholder of record present in person or by proxy shall be entitled, at every stockholders' meeting, to one vote for each share of capital stock having voting power standing in the name of such stockholder on the books of the Corporation, and (ii) the affirmative vote of a majority of the shares voting thereon at a duly organized meeting and entitled to vote on the subject matter shall be the act of the stockholders.

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy, authorized by an instrument in writing or in such manner as may be prescribed by the Delaware General Corporation Law, filed in accordance with the procedure established for the meeting.

     Section 7.  Waiver of Notice.
     ---------   ----------------

     Notices of meetings need not be given to any stockholder who submits a written waiver of notice, signed in person or by proxy, whether before or after the meeting. The purpose or purposes of any meeting of stockholders shall be specified in any such waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 8.  Adjournments.
     ---------   ------------

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9.  Record Date.
     ---------   -----------

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



     Section 10.  Inspectors of Election.
     ----------   ----------------------

     The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.


     Section 11.  List of Stockholders Entitled to Vote.
     ----------   -------------------------------------

     The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or to examine the stock ledger, the list of stockholders or the books of the Corporation.

     Section 12.  Advisory Stockholder Votes.
     ----------   --------------------------

     In order for stockholders to adopt or approve any precatory proposal submitted to them for the purpose of requesting the Board of Directors to take certain actions, the affirmative vote of the holders of shares of capital stock having at least a majority of the vote which could be cast by the holders of all shares of capital stock entitled to vote thereupon, voting as a single class, must be voted in favor of the proposal.

                        ARTICLE II - BOARD OF DIRECTORS
                        -------------------------------

     Section 1.  Power of the Directors.
     ---------   ----------------------

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law or by the Certificate of Incorporation.

     Section 2.  Number and Term of Office; Election.
     ---------   -----------------------------------

     Subject to the provisions of the Certificate of Incorporation and the restriction that the number of Directors shall not be less than the number required by the laws of the State of Delaware, the number of Directors shall be fixed, from time to time, by a resolution adopted by the affirmative vote of not less than two-thirds of the members of the entire Board of Directors; provided, however, that in no event shall the number of Directors be less than three (3).

     The Directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. Class I Directors shall initially serve for a term ending at the annual meeting of stockholders of the Corporation held in year 2001, Class II Directors shall initially serve for a term ending at the annual meeting of stockholders of the Corporation held in year 2002 and Class III Directors shall initially serve for a term ending at the annual meeting of stockholders of the Corporation held in year 2003. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in year 2001, successors to the class of Directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of stockholders, it shall be held at any adjournment thereof or at a special meeting. This paragraph of Article II, Section 2 is also contained in Article FIFTH, Section (A) of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

     Section 3.  Notice of Stockholder Business and Nominations.
     ---------   ----------------------------------------------

     A.   Annual Meetings of Stockholders.
          -------------------------------

          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 3 of Article I of these Bylaws, (b) by or at the direction of the Chairman or the Board of Directors, (c) with respect to those persons to be elected by any class or classes of Preferred Stock of the Corporation, by any holder of such class or classes of Preferred Stock, or (d) other than with respect to those persons to be elected by any class or classes of Preferred Stock of the Corporation, by any stockholder of the Corporation who is entitled to vote at the meeting who complied with the procedures set forth in this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (d) of subparagraph (A) (1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such Annual Meeting and not later than the close of business on the later of the seventieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of subparagraph
(A) (2) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's Annual Meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     B.  Special Meetings of Stockholders.

     Only such business shall be conducted at a Special Meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 3 of Article I of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a Special Meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a Special Meeting of stockholders if the stockholder's notice as required by subparagraph (A) (2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such Special Meeting and not later than the close of business on the later of the seventieth day prior to such Special Meeting or the tenth day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     C.  General.

     (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of or the obligation of the Corporation to include proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 4.  Election.
     ---------   --------

     Except as otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders for the election of a class of Directors at which a quorum is present, the persons receiving the greatest number of votes shall be elected as Directors of such class.

     Section 5.  Vacancies.
     ---------   ---------

     Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors:

     (a) Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of Directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director.

     (b) Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

     This Article II, Section 5 is also contained in Article FIFTH, Section (B) of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time such provision of the Certificate of Incorporation is altered, amended or repealed.

     Section 6.  Resignation.
     ---------   -----------

     Any Director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     Section 7.  Removal.
     ---------   -------

     A Director or Directors may be removed from office only as provided in the Corporation's Certificate of Incorporation and if not so provided, then in accordance with the provisions of applicable law.

     Section 8.  Regular Meetings.
     ---------   ----------------

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall be established by the Board of Directors and publicized among all Directors.

     Section 9.  Special Meetings.
     ---------   ----------------

     Special meetings of the Board of Directors may be called by any two of the Directors, the Chairman of the Board, the President or Chief Executive Officer and shall be held at such place within the United States, on such date and at such time as the person or persons calling the meeting shall fix.

     Section 10.  Notice of Meeting.
     ----------   -----------------

     Notice of the date, place, time and purpose or purposes of each meeting of the Directors shall be given to each Director in the manner provided in Article XII at such Director's usual place of business at least three business days before the day on which the meeting is to be held. Upon written request of the person or persons calling any special meeting, notice of such meeting shall be given by the Secretary on behalf of such person or persons and shall indicate the person or persons calling the meeting.

     Section 11.  Quorum.
     ----------   ------

     At all meetings of the Board of Directors, the presence of a majority of the whole Board of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business.

     Section 12.  Manner of Acting.
     ----------   ----------------

     A. Except as otherwise provided in subsection B of this Section 12, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors.

     B. The vote of not less than two-thirds of the entire Board of Directors shall be necessary for the passage of any resolution or act of the Board of Directors in respect of the following:

          (i) the declaration of a dividend or distribution on any capital stock of the Corporation not otherwise entitled to such dividend or distribution pursuant to the terms thereof;

          (ii) the approval of the Corporation's annual budget or operating plan and any material modification thereof, including any capital expenditure in excess of Ten Million Dollars ($10,000,000) not provided for in the annual budget;

          (iii) the election or removal of the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer (if any) of the Corporation;

          (iv) except for the issuance of Common Stock pursuant to a compensation plan approved by the Board of Directors, the issuance of more than One Million (1,000,000) shares of Common Stock or any shares of Preferred Stock in any one transaction or a series of related transactions;

          (v) the adoption of a share purchase rights plan of a nature commonly referred to as a stockholders right plan;

          (vi) the repurchase or redemption of any capital stock of the Corporation;

          (vii) an establishment or change in the number of Directors of the Corporation;

          (viii) the appointment of members to or dissolution of the Executive Committee; or

          (ix) the amendment of this Section 12 of these Bylaws.


     Section 13.  Participation in Meetings by Conference Telephone.
     ----------   -------------------------------------------------

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation shall constitute the presence in person at such meeting.

     Section 14.  Action by Consent.
     ----------   -----------------

     Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, prior notice, or vote if a consent in writing, which writing may be in counterparts which may bear telecommunicated facsimile signatures, setting forth the action so taken, is signed by all members of the Board or committee, and such writing is filed with the minutes of the proceedings of the Board or committee.

     Section 15.  Organization.
     ----------   ------------

     Meetings of the Board of Directors shall be presided over by the Chairman of the Board or in the Chairman's absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 16.  Executive Committee.
     ----------   -------------------

     The Board of Directors may establish an Executive Committee to consist of such Directors as the Board shall from time to time designate. The Executive Committee shall to the extent permitted by law have and may exercise such powers and authority as the Board shall from time to time determine. The Executive Committee shall record minutes of each of its meetings and shall submit the same to the Board at the first meeting of the Board held subsequent to such meeting of the Executive Committee. At all meetings of the Executive Committee, a majority of the total number of the members thereof shall constitute a quorum for the transaction of business. A majority vote of the members of the Executive Committee who are present shall be the act of the Executive Committee.

     Section 17.  Audit Committee.
     ----------   ---------------

     The Board may by resolution designate an Audit Committee consisting of three or more Directors. Vacancies on the Audit Committee may be filled by the Board at any time and any member of the Audit Committee shall be subject to removal, with or without cause, at any time by resolution passed by the Board.

     The Audit Committee shall review with the independent public accountants for the Corporation the scope of their examination, receive copies of the reports of such accountants, meet with representatives of such accountants for the purpose of reviewing and considering questions relating to such accountants' examination and such reports, review, either directly or through such accountants, the internal accounting and auditing procedures of the Corporation, report the results of the foregoing to the Board and act upon such other matters as may be referred to it by the Board.

     At each meeting of the Board the Audit Committee shall make a report of all action taken by it since its last report to the Board.

     The Audit Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by the members of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. In the absence of the Chairman of the Audit Committee, the Audit Committee may appoint any member to preside at meetings thereof.

     Section 18.  Other Committees.
     ----------   -----------------

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, each of which shall consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board shall provide in the resolution designating such committee, except as otherwise provided by statute.

     Section 19.  Waiver of Notices.
     ----------   -----------------

     Notice of a meeting need not be given to any Director who submits a written waiver of notice signed by such Director, including a telecommunicated facsimile waiver, whether before or after the meeting. The purpose or purposes of any meeting of the Directors must be specified in any such waiver of notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


     Section 20.  Compensation of Directors.
     ----------   -------------------------

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                            ARTICLE III - OFFICERS
                            ----------------------

             Section 1.  Election and Appointment; Term of Office.
             ---------   ----------------------------------------

The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined from time to time by the Board), a Treasurer, a Secretary and a Controller. The Board shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. Each such officer shall be elected by the Board at its annual meeting to serve at the will and pleasure of the Board and shall hold office until the next annual meeting of the Board and until such officers' successor is elected or until such officer's earlier death, resignation or removal in the manner hereinafter provided. The Board may elect or appoint such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until such officer's successor is elected or appointed or until such officer's earlier death, resignation or removal in the manner hereinafter provided. To the extent the Board shall deem appropriate, more than one of the offices authorized herein may be held by the same person.

     Section 2.  Resignation; Removal; Vacancies.
     ---------   -------------------------------

     A. Resignation. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation, and such resignation shall take effect upon receipt unless specified therein to be effective at some other time (subject always to the provisions of Section 2.B). No acceptance of any such resignation shall be necessary to make it effective.

     B. Removal. All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

     C. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

     Section 3.  Duties and Functions.
     ---------   --------------------

     A. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and Directors and shall perform such other duties as the Board may prescribe.

     B. President. In the absence, refusal or incapacity of the Chairman of the Board, or the Chief Executive Officer (if the President shall not be designated as such) the President shall perform the duties of such office, except those of presiding at meetings of Directors. If the President shall not be designated as the Chief Executive

Officer by the Board pursuant to Section 1, the President shall act under the control of the Chief Executive Officer.

     C. Chief Executive Officer. Subject to the direction and control of the Board, the Chief Executive Officer shall have responsibility for the management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of the Chief Executive Officer, including the power to enter into commitments, execute and deliver contracts and do and perform all such other acts and things as are necessary and appropriate to accomplish the Corporation's business and operations and to manage the business and affairs of the Corporation. The Chief Executive Officer may assign such duties to other officers of the Corporation as the Chief Executive Officer deems appropriate.

     D. Chief Operating Officer. In the event the President is not designated as Chief Executive Officer pursuant to Section 1, the President may, in the Board's discretion, be designated as the Chief Operating Officer of the Corporation and shall have such powers and duties as the Board, or Chief Executive Officer, may prescribe.

     E. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer may prescribe. One or more Vice Presidents may be given and shall use as part of the title such other designations, including, without limitation, the designations "Executive Vice President" and "Senior Vice President," as the Board or the Chief Executive Officer may designate from time to time. One of the Vice Presidents may also be given and shall use as part of the title such other designations as may be descriptive of descriptive responsibilities, including, without limitation, designations such as "Chief Financial Officer" or "General Counsel," as the Board or the Chief Executive Officer may designate from time to time. In the absence, refusal or incapacity of the Chairman of the Board and the President, the powers and duties of the Chief Executive Officer shall be vested in and performed by such Vice Presidents as have the designation "Executive Vice President," in the order of their seniority or as otherwise established by action of the Board from time to time, or by such other officer as the Board or the Chief Executive Officer shall have most recently designated for that purpose in a writing filed with the Secretary.

     F. Treasurer. The Treasurer shall act under the direction of the Chief Executive Officer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and the deposit thereof in the name and to the credit of the Corporation in such depositories as may be designated by the Board or by the Treasurer pursuant hereto. The Treasurer shall be authorized at any time, and from time to time, by a writing countersigned by the Chief Executive Officer, to open bank accounts in the name of the Corporation in any bank or trust company for the deposit therein of any funds, drafts, checks or other orders for the payment of money to the Corporation; and the Treasurer shall be authorized at any time, and from time to time, by a writing countersigned by the Chairman of the Board, to authorize and empower any representative or agent of the Corporation to draw upon or sign for the Corporation either manually or by the use of facsimile signature, any and all checks, drafts or other orders for the payment of money against such bank accounts which any such bank or trust company may pay without further inquiry.

     G. Secretary. The Secretary shall act under the direction of the Chairman of the Board. The Secretary shall attend all meetings of the Board, the Executive Committee and the stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for committees designated by the Board. The Secretary shall duly give or cause to be given, in accordance with the provisions of these Bylaws or as required by law, notice of all meetings of the stockholders and special meetings of the Board. The Secretary shall be the custodian of the records and the corporate seal or seals of the Corporation and shall cause the corporate seal to be affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed may attest to same. The Secretary may sign, with the Chief Executive Officer or with the President, certificates of stock of the Corporation.

     H. Controller. The Controller shall act under the direction of the Chief Financial Officer of the Corporation, or, if none, the Chief Executive Officer. Subject to the direction of the Chief Financial Officer of the Corporation or, if none, the Chairman of the Board, the Controller shall have charge of the accounting records of the Corporation, shall keep full and accurate accounts of all receipts and disbursements in books belonging to the Corporation, shall maintain adequate internal control of the Corporation's accounts, and may perform such other duties as may be prescribed by the Chief Financial Officer of the Corporation or, if none, the Chief Executive Officer, and by the Board.


                     ARTICLE IV - NOTES, LOAN AGREEMENTS,
                     ------------------------------------
                          CHECKS, BANK ACCOUNTS, ETC.
                          ---------------------------

     Section 1.  Execution of Documents.
     ---------   ----------------------

     The Board shall from time to time by resolution authorize the officers, employees and agents of the Corporation to execute and deliver checks and other orders for the payment of money and notes, bonds and other securities, together with mortgages, loan agreements and other instruments securing or relating thereto and other contracts and commitments for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

     Section 2.  Deposits.
     ---------   --------

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.


                          ARTICLE V - INDEMNIFICATION
                          ---------------------------

     Section 1.  Indemnification of Directors and Officers.
     ---------   -----------------------------------------

     A. Every person who is or was a Director or officer of the Corporation, or of any other corporation or entity which such person served as such at the request of the Corporation shall in accordance with Section 2 of this Article V be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any claim, action, suit or proceeding (other than any claim, action, suit or proceeding brought by or in the right of the Corporation), civil or criminal, administrative or investigative, or in connection with an appeal relating thereto, in which such person may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Corporation or such other corporation or entity, or by reason of any action taken or not taken in such capacity as such Director or officer, whether or not such person continues to be such at the time such liability or expense shall have been incurred, provided that such person acted, in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent shall not create a presumption that a Director or officer did not meet the standards of conduct set forth in this Section l.A.

     B. Every person who is or was a Director or officer of the Corporation, or of any other corporation or entity which such person served as such at the request of the Corporation, shall in accordance with Section 2 of Article V be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of any claim, action, suit or proceeding brought by or in the right of the Corporation, or in connection with an appeal or otherwise, by reason of such person being or having been a Director or officer of the Corporation or such other corporation or entity, or by reason of any action taken or not taken in such person's capacity as such Director or officer, whether or not such person continues to be such at the time such expense shall have been incurred, provided that such person acted in good faith, and in a manner such person reasonably believed to be the best interests of the Corporation, and provided further, that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 2.  Right to Indemnification.
     ---------   ------------------------

     Every person referred to in Section 1 or Section 2 of this Article V who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in said Sections shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under Section 1 or Section 2 of this
Article V may be made by the Board of Directors, in its discretion, but only if
(a) the Board of Directors, acting by a quorum consisting of Directors who are not parties to such claim, action, suit or proceeding, shall have found that the Director or officer has met the applicable standard of conduct set forth in
Section 1 or Section 2, as the case may be, of this Article V or (b) there be no such disinterested quorum, independent legal counsel (who may be the regular outside counsel of the Corporation) shall have delivered to the Corporation written advice to the effect that in their judgment such applicable standard has been met, or (c) by the stockholders of the Corporation.

     Section 3.  Expenses.
     ---------   --------

     Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article V may be paid by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the Corporation.

     Section 4.  Other Rights.
     ---------   ------------

     The rights of indemnification provided in this Article V shall be in addition to any other rights to which a Director or officer of the Corporation or such other corporation or entity may otherwise be entitled by contract, vote of disinterested stockholders or Directors or otherwise or as a matter of law; and in the event of such person's death, such rights shall extend to such person's heirs and legal representatives.

                    ARTICLE VI - SHARES AND THEIR TRANSFER
                    --------------------------------------

     Section 1.  Certificates for Shares.
     ---------   -----------------------

     The stock of the Corporation shall be represented by certificates signed in the name of the Corporation by (a) either the Chairman of the Board of Directors or the President or a Vice President and (b) either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, or in any act amending, supplementing or substituted for such Section, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.

     Section 2.  Transfer.
     ---------   --------

     Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3.  Record.
     ---------   ------

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                          ARTICLE VII - THIRD PARTIES
                          ---------------------------

     Any party dealing with the Corporation shall be entitled to rely conclusively as to the due authorization of any act of the Corporation upon a certificate provided to it and signed by (a) the President or any Vice President and (b) the Secretary or any Assistant Secretary to the effect that such act was duly authorized by all necessary action of the Corporation.


                              ARTICLE VIII - SEAL
                              -------------------

     The Board of Directors may by resolution provide for a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.


                           ARTICLE IX - FISCAL YEAR
                           ------------------------

     The fiscal year of the Corporation shall end on the last calendar day of each year.

                            ARTICLE X - AMENDMENTS
                            ----------------------

     Subject to the provisions of Article II, these Bylaws may be adopted, repealed, altered or amended by the Board of Directors at any regular or special meeting thereof. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation hereof relating to the voting rights of the holders of any class or series of Preferred Stock, the stockholders of the Corporation shall have the power to adopt, repeal, alter or amend Article II of these Bylaws by the affirmative vote of not less than two-thirds of the shares of the Common Stock voting thereon.


                             ARTICLE XI - NOTICES
                             --------------------

     All notices and other communications hereunder shall be in writing and delivered personally or sent, if in the United States by first class mail return receipt requested, or if outside the United States by air mail, return receipt requested, or in either case by telex, telecopy, or other facsimile telecommunications. Any notice or other communication so transmitted shall be deemed to have been given at the time of delivery, in the case of a communication delivered personally, on the business day following receipt of answer back, telecopy, or facsimile confirmation, in the case of a communication sent by telex, telecopy or other facsimile telecommunication, respectively, or as provided in Section 3 of Article I of these Bylaws in the case of a communication sent by mail.


                   ARTICLE XII - COMPUTATION OF TIME PERIODS
                   -----------------------------------------

     The words "day" or "days" as used in these Bylaws with respect to the computation of periods of time shall mean calendar days and the words "business day" or "business days" as used in these Bylaws with respect to the computation of periods of time shall mean any day that is not a Saturday, Sunday or other holiday in New York, New York; provided, however, that if the last day of any period of time shall fall on a day other than a business day, such period shall be extended to include the next succeeding business day in each such location. All computations of time shall be based on New York, New York time.